                                                                   Exhibit 10(e)

                            HELLER FINANCIAL, INC.
                            ----------------------
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                    --------------------------------------

              (As Amended and Restated Effective January 1, 1996)





                            McDermott, Will & Emery
                                    Chicago

                                TABLE OF CONTENTS
                                -----------------


                                                             PAGE
                                                             ----
SECTION 1                                                     1
     Introduction                                             1
          Plan                                                1
          Effective Date                                      1
          Employers                                           1
          Purpose                                             2

SECTION 2                                                     2
     Participation and Supplemental Benefits                  2
          Eligibility                                         2
          Supplemental Benefits                               2
          Survivor's Benefits                                 4
          Payment of Benefits                                 4
          Payment Modifications                               5
          Benefits Provided by Employers                      5

SECTION 3                                                     5
     Other Employment                                         5

SECTION 4                                                     5
     General                                                  5
          Administration                                      5
          Beneficiary                                         6
          Interests Not Transferable                          6
          Facility of Payment                                 6
          Gender and Number                                   6
          Controlling Law                                     7
          Successors                                          7
          Continued Employment                                7

SECTION 5                                                     7
     Amendment and Termination                                7

                            HELLER FINANCIAL, INC.
                            ----------------------
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                    --------------------------------------

              (As Amended and Restated Effective January 1, 1996)

                                   SECTION 1
                                   ---------
                                 Introduction
                                 ------------

          1.1. Plan. The HELLER FINANCIAL, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Plan") is maintained by HELLER FINANCIAL, INC., (the "Company") for the benefit of eligible employees of the Company and those subsidiaries and affiliates of the Company which are designated by the Company as participating employers.

          1.2. Effective Date. The Plan was established effective October 28, 1987. The effective date of the amendment and restatement of the Plan as set forth herein is January 1, 1996.

          1.3. Employers. The Company and each other Heller Controlled Group Member which has been designated by the Company as a participating employer is referred to herein as an "Employer" and may be referred to collectively as the "Employers." A "Heller Controlled Group Member" means the Company and any affiliated or related Company which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code of 1986, as amended ("Code") determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C)) which includes the Company or any trade or business (whether or not incorporated), which is under the common control with the Company (within the meaning of Section 414(c) of the Code).

          1.4. Purpose. The Plan has been established to supplement the retirement benefits provided by the Heller Financial, Inc. Retirement Plan (the "Retirement Plan"). The Plan is intended to constitute an unfunded deferred compensation plan for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                   SECTION 2
                                   ---------
                    Participation and Supplemental Benefits
                    ---------------------------------------

          2.1. Eligibility. Each employee of an Employer who participates in the Retirement Plan will become a Participant in this Plan on the earlier of the following to occur:

     (a) the date that the benefits the employee would otherwise accrue in the Retirement Plan are limited by operation of Code Sections 415 or 401(a)(17),

     (b) the date that the benefits the employee would otherwise accrue in the Retirement Plan are limited because the employee's Supplemental Compensation (as defined in subsection 2.2 below) is not considered in determining benefits under the Retirement Plan.

          2.2. Supplemental Benefits. At a Participant's retirement or earlier termination of employment with all Heller Controlled Group Members, the Participant shall be entitled to the "Supplemental Benefit" that has accrued for him under the Plan. A

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Participant's accrued Supplemental Benefit as of any date shall be the full amount of retirement benefit produced for the Participant by the pension formula applicable to the Participant under the Retirement Plan as of such date (the "Full Benefit") less the maximum amount of retirement benefit that can be provided under the Retirement Plan after application of the limitations imposed by Sections 401(a)(17) and 415 of the Code. In determining the Participant's Full Benefit, the Participant's Supplemental Compensation, if any, shall be treated as compensation considered under the Retirement Plan. A Participant's "Supplemental Compensation" for a plan year shall consist of base salary deferred under any deferred compensation plan maintained by the Employers, if any, provided any such amount of deferred compensation shall be considered compensation in the plan year deferred. In determining a Participant's Full Benefit under this subsection 2.2, only service with an Employer while it is a Heller Controlled Group Member shall be considered; provided, however, that service with an Employer prior to the date the Employer first became a Heller Controlled Group Member and service with a predecessor employer shall be considered only if such service formed the basis of a benefit under an unfunded, non-qualified retirement plan maintained by such Employer prior to the date it first became a Heller Controlled Group Member or by such predecessor employer (a "prior plan") and the liability for benefits under that prior plan were assumed by the Company pursuant to the terms of an asset or stock purchase agreement. A Participant's accrued Supplemental Benefit shall become nonforfeitable on the same basis and at the same time as such Participant's accrued benefit under the Retirement Plan becomes nonforfeitable.

          2.3. Survivor's Benefits. If a Participant dies leaving a survivor entitled to a benefit under the Retirement Plan the benefits payable to such survivor hereunder shall be based upon the difference between:

     (a) the full amount of retirement benefit for the Participant as determined under subsection 2.2 above multiplied by the percentage of such benefit payable to the survivor, less

     (b) the amount of survivor's benefit being provided under the Retirement Plan.

In no event will any payments be made hereunder to or on account of a survivor after the month in which the survivor's death occurs.

          2.4. Payment of Benefits. Subject to the further provisions of this Plan, a Participant's Supplemental Benefit shall be payable on a monthly basis to or on account of the Participant beginning at the same time, in the same manner, over the same period and under the same terms and conditions as the Participant's benefits in the Retirement Plan are paid. Notwithstanding the foregoing, if the present value of a Participant's Supplemental Benefit determined under this subsection 2.4 is $10,000 or less, the Administrator shall have the discretion to pay the present value of such benefit to the Participant, (or in the event of the Participant's death, to the Participant's survivor) in a lump sum. The present value of a Participant's Supplemental Benefit under subsection 2.2 shall be determined by using the interest, mortality and other actuarial assumptions used at the time under the Retirement Plan for purposes of determining an actuarially equivalent lump sum.

          2.5. Payment Modifications. Regardless of any other provisions of this Plan, the period during which any monthly installments hereunder are to be paid to a Participant or to the Participant's survivor may be modified by the Company after consulting with the person or persons to whom such monthly installments are to be paid.

          2.6. Benefits Provided by Employers. Benefits payable under this Plan to a Participant or the Participant's survivor shall be paid directly by the Participant's Employer. No Employer shall be required to segregate any assets to be applied for the payment of benefits under this Plan.

                                   SECTION 3
                                   ---------
                               Other Employment
                               ----------------

          A Participant or survivor receiving Supplemental Benefits hereunder will continue to be entitled thereto regardless of other employment or self-employment.

                                   SECTION 4
                                   ---------
                                    General
                                    -------

          4.1. Administration. The Plan will be administered by the Company or its designee (the "Administrator") which shall have the authority to interpret the Plan and issue such regulations as it deems appropriate to administer the Plan. The Administrator shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The Administrator shall afford any Participant or survivor a reasonable opportunity for full and fair review of a denied claim for benefits in accordance with ERISA. The Administrator's interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned.

          4.2. Beneficiary. Each Participant under this Plan, by writing filed with the Administrator, may designate such person or persons as the Participant shall select as the Participant's "beneficiary" to receive any Supplemental Benefits which may be payable at the Participant's death. In the absence of any such designation, any such benefits shall be paid to the Participant's estate.

          4.3. Interests Not Transferable. Except as to any withholding of tax under the laws of the United States or any State, the interest of any Participant, the Participant's beneficiary or minor children under the Plan is not subject to the claims of creditors and may not be voluntarily or involuntarily sold, transferred, assigned, alienated or encumbered.

          4.4. Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Administrator, is unable to properly manage their financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Administrator may select.

          4.5. Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular, and the singular shall include the plural.

          4.6. Controlling Law. To the extent not superseded by the laws of the United States, the laws of Illinois shall be controlling in all matters relating to the Plan.

          4.7. Successors. This Plan is binding on each Employer and will inure to the benefit of any successor of an Employer, whether by way of purchase, merger, consolidation or otherwise.

          4.8. Continued Employment. The establishment of this Plan shall not be construed to give any Participant the right to be retained in service of any Employer.

                                   SECTION 5
                                   ---------
                           Amendment and Termination
                           -------------------------

          While the Employers expect to continue the Plan indefinitely, the right to amend or terminate the Plan by action of the Board of Directors of the Company is hereby reserved, provided that in no event shall any Participant's Supplemental Benefit accrued to the date of such amendment or termination be reduced or modified by such action.

          IN WITNESS WHEREOF, Heller Financial, Inc. has caused this amendment and restatement to be signed by a duly authorized officer of Heller Financial, Inc. this 26th day of November, 1996.


                                  HELLER FINANCIAL, INC.



                                  By: /s/ Challis M. Lowe
                                  -----------------------------
                                  Its: Executive Vice President
                                  -----------------------------


                                  Attest: /s/ David M. Sherbin
                                          -------------------------
                                  By:     Asst. Sec.